Exhibit 10.1

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is made and entered into effective July 28, 2020 by and between AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership (“Borrower”), and BANKERS TRUST COMPANY (“Bank”).

RECITALS

A.

Borrower and Bank entered into a Credit Agreement dated May 14, 2015, which was amended by a First Amendment to Credit Agreement dated January 7, 2016, a Second Amendment to Credit Agreement dated February 10, 2016, a Third Amendment to Credit Agreement dated November 14, 2016, a Fourth Amendment to Credit Agreement dated May 22, 2017, a Fifth Amendment to Credit Agreement dated July 19, 2018, and a Sixth Amendment to Credit Agreement dated July 26, 2019 (as amended, the “Agreement”)(all capitalized terms not otherwise defined herein are as defined in the Agreement), pursuant to which Bank agreed to provide certain credit facilities to Borrower on the terms and conditions contained therein.

B.	Borrower has requested that Bank consent to certain modifications to the terms and conditions of the Agreement. Bank is agreeable to such request on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Borrower and Bank agree as follows:

I.The terms of the Agreement are modified and amended as hereinafter provided:

A.Section 1.2 of Article I of the Agreement is amended by deleting subsection (c) thereof and replacing it with the following:

(c)Market Value Assets.  “Market Value of Assets” shall mean, with reference to any quarter end, the fair market value of the real estate (Net Fixed Assets including VIE property net value) of Borrower and its subsidiaries as reported in Borrower’s 10-Q and 10-K filings or, to the extent such fair market value is not reported in Borrower’s 10-Q and 10-K filings, the cost basis of such real estate, and the current market valuation of the bond portfolio (taxable and tax exempt Mortgage Revenue Bonds, Public Housing Capital Fund Trust, and Mortgage Backed Securities) of Borrower and its subsidiaries as reported in Borrower’s 10-Q and 10-K filings.  “Market Value of Assets” shall also include Taxable Bonds, Governmental Issuer Loans, and Property Loans Net of Loan Loss Reserve, provided that the total value of the “Property Loans Net of Loan Loss Reserve” included in the calculation of the “Market Value of Assets” shall not in the aggregate exceed the lesser of: i) $25,000,000; or, ii) 5% of the total Market Value of Assets less “Property Loans Net of Loan Loss Reserve.”  In addition, “Market Value of Assets” shall also include cash and restricted cash as reported in Borrower’s 10‑Q and 10-K filings, provided that the total value of cash and restricted cash included in the calculation of “Market Value of Assets” shall not in the aggregate exceed the principal balance outstanding as of the date of calculation of a line of credit (separate from the Line of Credit) in the maximum principal amount of $10,000,000 provided to Borrower by Bank pursuant to a commitment letter dated March 14, 2014, as amended as of March 14, 2016, as further amended as of November 14, 2016, as further amended as of May 22, 2017, as further amended as of July 19, 2018, as further amended as of July 26, 2019, and as further amended as of July 28, 2020 and evidenced by a Promissory Note in the amount of $10,000,000 dated July 28, 2020. In addition, “Market Value of Assets” shall also include 65% of the fair market value as reported in Borrower’s 10-Q and 10‑K form filings of any “Vantage Assets”, provided that the total value of any “Vantage Assets” included in the calculation of the “Market Value of Assets” shall not in the aggregate exceed the lesser of: i) $80,000,000; or ii) 10% of the total Market Value of Assets less 65% of the total value of all Vantage Assets, and further provided that no portion of the value of a particular Vantage Asset shall be included in “Market Value of Assets” if any loan associated with the development of such Vantage Asset is in default.

B.Section 2.1 of Article II of the Agreement is amended by: i) changing the date in the first sentence of subsection (a) thereof from “June 29, 2021” to “June 29, 2022”; ii) replacing the form of Exhibit 2.1(a)(ii) referenced in the last sentence of subsection (a) thereof with the form of Exhibit 2.1(a)(ii) attached to this Amendment; and, iii) changing the date in the fifth sentence of subsection (c) thereof from “June 30, 2021” to “June 30, 2022.”

C.Section 5.3 of Article V of the Agreement is amended by replacing the form of Exhibit 5.3 referenced in subsection (d) thereof with the form of Exhibit 5.3 attached to this Amendment.

D.Section 8.2 of Article VIII of the Agreement is amended by changing Borrower’s notice address to the following:

BORROWER:America First Multifamily Investors, L.P.

14301 FNB Parkway, Suite 211

Omaha, Nebraska 68154

Attention: Jesse A. Coury, Chief Financial Officer

II.This Amendment shall be effective as of the effective date set forth above upon Bank having received an executed original hereof, together with payment to Bank from Borrower of a fee in the amount of $110,000.00 ($90,000.00 of which shall be an extension fee and $20,000.00 of which shall be an administration fee).

III.Except as amended hereby, all terms of the Agreement are hereby ratified and confirmed and remain in full force and effect, the terms of which are incorporated herein by this reference.  The parties confirm and ratify the Loan Documents, all certificates executed and delivered to Bank, and all other documents and actions relating to the obligations referred to in the Agreement, except as amended hereby.

IV.Borrower represents that, to its knowledge, no Event of Default has occurred or is occurring under the terms of the Agreement or under any other Loan Documents, and that no circumstances exist such that but for a lapse of time or the giving of notice an Event of Default would

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exist under any such agreements and that all of the covenants, representations and warranties contained in the Agreement remain true as of the date hereof except with respect to those which are made with respect to specified earlier dates.

V.The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Bank under the Agreement or other Loan Documents, nor constitute a waiver of any provision of the Loan Documents.  This Amendment shall not affect, alter, amend, or waive any right, power or remedy of Bank by virtue of any Borrower’s actions or failure to take certain actions which constitute a default or an Event of Default under the Agreement or any of the Loan Documents.

VI.This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which shall be taken together and constitute one and the same agreement.  Signatures may be made and delivered by telefax or other similar method which shall be effective as originals.

IN WITNESS WHEREOF, the undersigned have executed this Seventh Amendment to Credit Agreement as of the date first written above.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership, its general partner

By: GREYSTONE AF MANAGER, LLC, a Delaware limited liability company, its general partner

By:____/s/ Jesse A. Coury______________

Jesse A. Coury, Authorized Officer

BANKERS TRUST COMPANY

By:____/s/ Donald M. Shiu________________

Donald M. Shiu, Senior Vice President

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EXHIBIT 2.1(a)(ii)

REVOLVING LINE OF CREDIT NOTE

$50,000,000July 28, 2020

FOR VALUE RECEIVED, the undersigned AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership ("Borrower"), promises to pay to the order of BANKERS TRUST COMPANY ("Bank") at its office at 453 7th Street, Des Moines, Iowa 50309, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifty Million Dollars ($50,000,000), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

(a)Interest.  The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the 30-Day London Interbank Offered Rate (LIBOR) as published in the Wall Street Journal (the “Index”).  Notwithstanding the foregoing, the Index shall never be less than 0.1% (the “Index Floor”), and at any time that the 30-Day London Interbank Offered Rate as published in the Wall Street Journal drops below 0.1% (and only at such time), as used in this Note, “Index” shall mean 0.1%.  In addition, notwithstanding anything herein to the contrary, in the event that (i) the LIBOR rate is permanently or indefinitely unavailable or unascertainable, or ceases to be published by the LIBOR administrator or its successor, (ii) the LIBOR administrator or its successor invokes its insufficient admissions policy, (iii) the LIBOR rate is determined to be no longer representative by the regulatory supervisor of the administrator of LIBOR, (iv) the LIBOR rate can no longer be lawfully relied upon in contracts of this nature by one or both of the parties, or (v) the LIBOR rate does not accurately and fairly reflect the cost of making or maintaining the type of loans or advances under this Note and in any such case, such circumstances are unlikely to be temporary, then all references to the LIBOR rate herein will instead be to a replacement rate determined by Bank in its sole judgment, including any adjustment to the replacement rate to reflect a different credit spread, term, or other mathematical adjustment deemed necessary by Bank in its sole judgment, and in any such case, references herein to the “Index” shall refer to such replacement rate selected by Bank.  Bank will provide reasonable notice to Borrower of such replacement rate, which will be effective on the date of the earliest event set forth in clause (i)-(v) of this paragraph.  If there is any ambiguity as to the date of occurrence of any such event, Bank’s judgment will be dispositive.  The Index is not necessarily the lowest rate charged by Bank on its loans.  Bank will tell Borrower the current Index rate upon Borrower’s request.  The interest rate change will not occur more often than once each month on the first day of each month.  Borrower understands that Bank may make loans based on other rates as well. Interest on the unpaid principal balance on this Note will be calculated as described in the “Interest Calculation Method” paragraph using a rate equal to the Index in effect from time to time plus the Margin (as hereinafter defined and as it is adjusted from time to time).  Given the existence of the Index Floor, at any time that the 30-Day London Interbank Offered Rate as published in the Wall Street Journal drops below 0.1%, the interest rate applicable to this Note shall be equal to the “Interest Rate Floor” as shown in the chart below.  NOTICE:  Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

As used herein, the applicable “Margin” shall be determined in accordance with the following chart (with Senior Debt and Market Value of Assets defined and calculated in

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accordance with the terms contained in that certain Credit Agreement between Bank and Borrower dated May 14, 2015, as amended (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)):

Senior Debt/Market Value of Assets	Margin	Interest Rate Floor
Over 0.70	3.50%	3.60%
≥ 0.65 but < 0.70	3.00%	3.10%
< 0.65	2.50%	2.60%

Any change in the applicable Margin resulting from a change in the ratio of Borrower’s Senior Debt to Market Value of Assets shall be effective as of July 1 (for any change reflected in Borrower’s financial reporting for the period ending March 31), as of October 1 (for any change reflected in Borrower’s financial reporting for the period ending June 30), as of January 1 (for any change reflected in Borrower’s financial reporting for the period ending September 30), and as of April 1 (for any change reflected in Borrower’s financial reporting for the period ending December 31).

(b)Interest Calculation Method.  Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  All interest payable under this Note is computed using this method.

(c)Payment of Interest.  Interest accrued on this Note shall be payable monthly on the first day of each month, commencing August 1, 2020.

(d)Default Interest.  From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum equal to three percent (3%) above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

(a)Borrowing and Repayment.  Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of the Credit Agreement; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above.  The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder.  Each advance hereunder shall be repaid in accordance with the terms of the Credit Agreement, and with all outstanding principal and any accrued and unpaid interest due and payable in full on June 30, 2022.

(b)Advances.  Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (i) Jesse Coury, Kenneth Rogozinski, or Chad L. Daffer, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any deposit account of Borrower, which advances, when so deposited,

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shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account.  The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower.

(c)Application of Payments.  Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

EVENTS OF DEFAULT:

This Note is made pursuant to and is subject to the terms and conditions of the Credit Agreement.  Any Event of Default under the Credit Agreement shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

(a)Remedies.  Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate.  Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees, reasonably expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

(b)Obligations Joint and Several.  Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

(c)Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Iowa.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

By: AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership, its general partner

By:  GREYSTONE AF MANAGER, LLC, a Delaware limited liability company, its general partner

By:____EXHIBIT__________________
Name:   Jesse A. Coury

Title:     Authorized Officer

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EXHIBIT 5.3

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